ALBERT WONG & CO.

CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., LL.B., P.C.LL., Barrister-at-law, C.P.A.(Practising).

July 6, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Dear Sir/Madam,

We have read the statements of Yanglin Soybean Inc., pertaining to our firm included under Item 4.01 of Form 8-K to be filed on or about July 6, 2009 and agree with such statements as they pertain to our firm.

Regards,

Albert Wong & Co.
Certified Public Accountants